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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS FOR FORM 10-KSB


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36288 and 333-23203) of our report dated April 12, 2002 relating to the consolidated financial statements of OrganiTECH USA, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


Somekh Chaikin, KPMG
Certified Public Accountants (Isr.)


Haifa, Israel
April 12, 2002